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                     NORTHROP GRUMMAN SYSTEMS CORPORATION
                    (formerly Northrop Grumman Corporation)

       INSTRUCTION TO REGISTERED HOLDER AND/OR DEPOSITORY TRUST COMPANY
                       PARTICIPANT FROM BENEFICIAL OWNER
                                      FOR
                             OFFER TO EXCHANGE ITS

7 1/8% EXCHANGE NOTES DUE 2011 FOR ITS OUTSTANDING 7 1/8% NOTES DUE 2011

7 3/4% EXCHANGE DEBENTURES DUE 2031 FOR ITS OUTSTANDING 7 3/4% DEBENTURES
DUE 2031

       THE EXCHANGE NOTES AND EXCHANGE DEBENTURES TO BE UNCONDITIONALLY
        GUARANTEED BY NORTHROP GRUMMAN CORPORATION (formerly NNG, Inc.)
                          AND LITTON INDUSTRIES, INC.

      THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON __________, 2001, UNLESS THE OFFER IS EXTENDED.
       TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME,
                            ON THE EXPIRATION DATE.

To Registered Holder and/or Depository Trust Company Participant:

          The undersigned hereby acknowledges receipt of the Prospectus dated, ___________, 2001 (the "Prospectus") of Northrop Grumman Systems Corporation, a Delaware corporation, formerly Northrop Grumman Corporation ("Northrop Systems"), Northrop Grumman Corporation, a Delaware corporation, formerly NNG, Inc. ("Northrop Grumman"), and Litton Industries, Inc., a Delaware corporation ("Litton"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute Northrop Systems', Northrop Grumman's and Litton's offer (the "Exchange Offer") to exchange Northrop Systems' 7 1/8% Exchange Notes due 2011 and 7 3/4% Exchange Debentures due 2031 (the
"Exchange Securities") for all of its outstanding 7 1/8% Notes due 2011 and 7 3/4% Debentures due 2031 (the "Outstanding Securities"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

          This will instruct you, the registered holder and/or Depository Trust Company Participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Securities held by you for the account of the undersigned.

          The aggregate face amount of the Outstanding Securities held by you for the account of the undersigned is (FILL IN AMOUNT):

$ _____________ of the 7 1/8% Notes due 2011

$ _____________ of the 7 3/4% Debentures due 2031

          With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

          [ ] To TENDER the following Outstanding Securities held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING SECURITIES TO BE TENDERED (IF LESS THAN ALL)):

$ _____________  7 1/8% Notes due 2011

$ _____________  7 3/4% Debentures due 2031

          [ ] NOT to TENDER any Outstanding Securities held by you for the account of the undersigned.

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          If the undersigned instructs you to tender any Outstanding Securities held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned is not an "affiliate" of Northrop Systems, (ii) any Exchange Securities to be received by the undersigned are being acquired in the ordinary course of its business, (iii) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of Exchange Securities to be received in the Exchange Offer, and (iv) if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Securities. Northrop Systems may require the undersigned, as a condition to the undersigned's eligibility to participate in the Exchange Offer, to furnish to Northrop Systems (or an agent thereof) in writing information as to the number of "beneficial owners" within the meaning of Rule 13d-3 under the Exchange Act on behalf of whom the undersigned holds the Outstanding Securities to be exchanged in the Exchange Offer. By tendering Outstanding Securities pursuant to the Exchange Offer, a holder of Outstanding Securities which is a broker-dealer represents and agrees, consistent with certain interpretive letters issued by the staff of the Division of Corporation Finance of the Securities and Exchange Commission to third parties, that such Outstanding Securities were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities, and it will deliver a Prospectus (as amended or supplemented from time to time) meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities (provided that, by so acknowledging and by delivering a Prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act).

                                   SIGN HERE

_______________________________________________________________________________
                          Name of beneficial owner(s)

_______________________________________________________________________________

_______________________________________________________________________________
                                  Signature(s)

_______________________________________________________________________________

_______________________________________________________________________________
                              Name(s) (please print)

_______________________________________________________________________________
                                   (Address)

_______________________________________________________________________________
                               (Telephone Number)

_______________________________________________________________________________
              (Taxpayer Identification or Social Security Number)

_______________________________________________________________________________
                                     Date

[ ] Check here if you are a broker-dealer and wish to receive 10 additional copies of the Prospectus and 10 copies of any amendments or supplements thereto.

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